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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-3898, 333-3900, 333-3902, 333-34008, 333-71938, 333-116010,
333-116011, 333-116012 and 333-126664, Form S-2 as amended by Form S-3/A No.
333-109630 and Form S-3 Nos. 333-111903, 333-119943, 333-126634 and 333-131804)
and the related Prospectuses of Idera Pharmaceuticals, Inc. of our report dated February 24, 2006, except for Notes 1 and 16 as to which the date is March 24, 2006, with respect to the consolidated financial statements of Idera Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.


                                                /s/ Ernst & Young LLP


Boston, Massachusetts
March 28, 2006